                                                                   EXHIBIT 10.77

                                    SUBLEASE

            THIS SUBLEASE ("Sublease") is made as of the 13 day of August, 2001 by and between EXPANETS, Inc., a Delaware corporation, f/k/a COMMUNICATION SYSTEMS USA, INC., a Delaware corporation, (the "Sublessor"), and GENTA INCORPORATED, a Delaware corporation, (the "Sublessee").

                                   WITNESSETH

            WHEREAS, Sublessor is the tenant of approximately 11,657 rentable square feet of space ("Leased Premises") in a building located at Two Oak Way, Berkeley Heights, New Jersey (the "Building") under that certain Lease dated as of December 2, 1998, by and between The Connell Company ("Landlord") and Sublessor, as tenant which Lease, as modified, assigned, restated, supplemented and/or amended from time to time is hereinafter referred to as the "Master Lease" and is attached hereto and incorporated herein as Exhibit A:

            WHEREAS, Sublessee desires to sublease the Leased Premises in stages from Sublessor, and Sublessor desires to sublet the Leased Premises in stages to Sublessee;

            NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Sublessor and Sublessee, Sublessor and Sublessee hereby agree as follows:

      1. Recitals. The foregoing recitals shall constitute an integral part of this Sublease, and this Sublease shall be construed in light thereof.

      2. Demise. Sublessor does hereby demise and sublease to Sublessee the Subleased Premises (defined below) subject, in all respects, to the terms and provisions of this Sublease.

            (a) From the Commencement Date until December 31, 2002 (the "First Sublease Period"), the Subleased Premises shall be that portion of the Leased Premises consisting of approximately 7,771 rentable square feet, as shown on Exhibit B attached hereto and incorporated herein. Sublessor shall continue to occupy the remainder of the Leased Premises (the "Remaining Space"), subject to the terms and conditions set forth below.

            (b) From January l, 2003 through the end of the Term of this Sublease (the "Second Sublease Period"), the Subleased Premises shall consist of the entire Leased Premises. Sublessor shall vacate the Remaining Space prior to the commencement of the Second Sublease Period (time being of the essence) and shall leave the Remaining Space in good order and condition.

            (c) Notwithstanding anything to the contrary in this Section 2, Sublessor shall have the right to accelerate the commencement of the Second Sublease Period on not less than 30 days prior notice, by written notice to Sublessee and Landlord (the "Put Notice"), upon the following terms and conditions. The Put Notice shall specify a date prior to January 1, 2003 on which the Second Sublease Period shall begin (in which event the First Sublease Period shall end on the day preceding the date so designated), and may be given only at such time as Sublessor is not in default after the expiration of any applicable cure period under this Sublease and/or the Master Lease.

            (d) Notwithstanding anything to the contrary in this Section 2, Sublessee shall have the right to accelerate the commencement of the Second Sublease Period on not less than two business days prior notice, if and only if Sublessor shall have ceased to conduct business in the Remaining Space, by written notice to Sublessor and Landlord (the "Call Notice"). The Call Notice shall specify a date prior to January 1, 2003 on which the Second Sublease Period shall begin (in which event the First Sublease Period shall end on the day preceding the date so designated), and may be given only at such time as Sublessee is not in default after the expiration of any applicable cure period under this Sublease and/or the Master Lease.

      3. Term. The term ("Term") of this Sublease shall commence on the date of execution of this Sublease by Landlord, Sublessor and Sublessee (the "Commencement Date") and shall terminate on February 28, 2004, unless sooner terminated as hereinafter provided.

      4. Rent.

            (a) Sublessee shall pay to Sublessor Base Rent at the annual rental of $27.00 per rentable square foot in the Subleased Premises, without notice or demand, in equal monthly installments in advance beginning on the Commencement Date and continuing on the first day of each month thereafter during the Term, as follows:

                                   Annual Base Rent      Monthly Base Rent
                                   ----------------      -----------------
     First Sublease Period            $209,817.00            $17,484.75
     Second Sublease Period           $314,739.00            $26,228.26

            (b) Sublessee shall pay to Sublessor as additional rent "Sublessee's Share" of the Tax Increase Amount and the Operating Increase Amount (each as defined in the Master Lease and billed to Sublessor under Article V of the Master Lease), prorated to reflect any partial month at the beginning and end of the Term of this Sublease. "Sublessee's Share" shall be two-thirds (equivalent to a Tenant Proportionate Share of 2.5% under the Master Lease) during the First Sublease Period, and 100% (equivalent to a Tenant Proportionate Share of 3.74% under the Master Lease) during the Second Sublease Period. Sublessor shall provide to Sublessee within seven business days of receiving same a copy of each invoice and other notice from Landlord regarding the Tax Increase Amount and the Operating Increase Amount, and if so requested by Sublessee shall exercise at Sublessee's direction any right of audit or review provided under the Master Lease.

            (c) Sublessee shall pay to Sublessor as additional rent Sublessee's Share of each installment of the payment on account of electricity required to be paid by Sublessor under Section 8.02 of the Master Lease, to the extent attributable to the Term, prorated to reflect any partial period at the beginning and end of the First Sublease Period. Payments under Sections 4(b) and 4(c) shall be made as follows: (i) regularly scheduled equal payments will be made on the first day of each month; (ii) payments the amount of which is subject to adjustment or established with reference to a one-time bill from the Landlord will be paid on the later of the first day of the month after, or seven business days after, Sublessee receives Sublessor's notice of the amount thereof.

            (d) All Rent shall be payable at the office of the Sublessor at the following address:

            Expanets, Inc.
            9780 Mt. Pyramid Court, Suite 400 Englewood, CO 80112
            Attn: Reggie Vegliante

            or at such other address as directed by notice from Sublessor to Sublessee.

      5. Compliance with Master Lease.

            (a) Sublessee shall not take any action or fail to take any action in connection with the Subleased Premises that would constitute or cause a default by Sublessor under the provisions of the Master Lease, the provisions of which are hereby incorporated herein by reference, except the following "excluded sections": the preamble, Section 1.03, Section 1.04, Section 1.05,
Section 1.06, Section 2.01(f), second sentence of Section 2.01(i), Section 2.01(p) (until the Second Sublease Period), Section 2.01(t), Section 2.01 (aa),
Section 2.01(y), Section 3.01, Section 3.02, Section 4.01, Section 5.01, Section 10.01(a), the reference to "to any unaffiliated company" in Section 10.01(b), the second sentence of Section 12.03 (until the Second Sublease Period), Section 20.04, Section 20.12, the second and third sentences of Section 20.13, and Exhibit C-2 of the Master Lease shall not be incorporated herein. All defined terms shall have the meaning ascribed to them in the Master Lease unless defined in this Sublease. With respect to the terms and conditions of the Master Lease which are incorporated herein, the terms and conditions applying to the "Landlord" in the Master Lease shall apply to Sublessor and those applying to the "Tenant" in the Master Lease shall apply to Sublessee, except as altered, modified or otherwise agreed to herein. For purposes of this Sublease, references in the Master Lease to the "Term" shall mean the Term of this Sublease and references to the "Demised Premises" in the Master Lease shall mean the Subleased Premises, except as otherwise provided herein.

            (b) Sublessor shall comply with all of the terms and conditions of the Master Lease, except as to those provisions which are the sole responsibility of Sublessee hereunder, and shall not act or fail to act so as to cause an Event of Default under the Master Lease.

            (c) Sublessor represents and warrants that: (a) Exhibit A constitutes a true, correct and complete copy of the Master Lease, and comprises the entire understanding and agreement of Landlord and Sublessor with respect to the Leased Premises, (b) the Master Lease is in full force and effect in accordance with its terms, (c) neither Landlord nor Sublessor is in default under the Master Lease, and, to the best of its knowledge, there exists no state of facts and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Landlord or Sublessor under the Master Lease, and (d) the

"Commencement Date" of the Master Lease is March 1, 1999. Sublessor will not (i) amend or modify the Master Lease without the prior written consent of Sublessee, which consent shall not be unreasonably withheld or delayed, or (ii) agree to a termination of the Master Lease (except if Sublessee is then in default under this Sublease beyond applicable periods for notice and cure) unless, in connection therewith, Landlord accepts this Sublease as a direct lease between Landlord and Sublessee.

            (d) Any other provision of the Master Lease or this Sublease to the contrary notwithstanding, Sublessee shall not be responsible for (i) the obligation of "Tenant" under the Master Lease to pay to Landlord the Basic Rent, Tax Increase Amount, or Operating Increase Amount as described in of the Master Lease, or the payment on account of electricity described in Section 8.02 of the Master Lease, or (ii) any obligations of "Tenant" wherever expressed in the Master Lease relating to the indemnification of Landlord with respect to any loss, damage, liability, obligation, cost or expense arising as a result of an act or omission that occurred prior to the Commencement Date or arising as a result of a negligent act or omission of Sublessor, its agents, employees, contractors or invitees, or related to the Remaining Space, (all of which obligations expressed in clauses (i) and (ii) above shall be and remain the responsibility of Sublessor). In the event that any term or provision of the Master Lease is inconsistent or conflicts with any term or provision of this Sublease, the terms and provisions of the Master Lease shall control, except to the extent expressly provided herein.

      6. Default and Remedies. The occurrence of any one or more of the following events shall be an "Event of Default" hereunder:

            (a) if Sublessee causes an Event of Default under the Master Lease;
or

            (b) if Sublessee fails to perform or observe any requirement of this Sublease which is to be kept or performed by or on behalf of the Sublessee and such default is not cured within fifteen (15) days after written notice to Sublessee (or, if the same is not reasonably susceptible of cure within 15 days, if Sublessee does not promptly commence to cure such default and diligently pursue the same to completion thereafter);

            Upon an occurrence of an Event of Default hereunder, Sublessor shall have the right to terminate this Sublease and to recover immediate possession of the Subleased Premises and to exercise any rights or remedies against Sublessee as Landlord may exercise against Sublessor under the Master Lease. In addition, upon the occurrence of an Event of Default hereunder, Sublessor shall be entitled to recover all damages permitted by law, including reasonable attorneys' fees and court costs, and to enforce all rights and remedies available to Sublessor at law or in equity, which remedies shall be cumulative, the exercise of one not to preclude the later exercise of another.

            Sublessor shall request the Landlord supply a simultaneous copy of each notice of default under the Master Lease to Sublessee, and whether or not Landlord so agrees, Sublessor shall supply Sublessee a copy of each notice of default from Landlord within five business days after receiving the same from Landlord, and shall afford Sublessee opportunity to cure said default within any applicable period for notice and cure under the Master Lease.

      7. Termination of Master Lease. If the Master Lease is terminated for any reason, this Sublease shall terminate as of the date of termination of the Master Lease and Sublessor shall not be liable to Sublessee by reason thereof unless such termination is based upon any action or failure to act by Sublessor which constitutes a default under Section 5(b) of this Sublease.

      8. Indemnity. Subject to Section 5(d) of this Sublease, any reference to "Landlord" in Sections 15.01, 15.02 and 15.03(a) (except last sentence), 15.03(c) and Article XXI of the Master Lease shall also include Landlord hereunder.

      9. Sublessor's Rights and Remedies.

            (a) The taking of any action by Sublessee, the occurrence of any event in regard to Sublessee, or the failure to act by Sublessee which would be a default under the provisions of the Master Lease if such action were taken by Sublessor, if such event occurred in regard to Sublessor or if the failure were the fault of Sublessor, shall entitle Sublessor to take any or all actions with regard to Sublessee under this Sublease which Landlord is permitted to take against Sublessor under the terms of the Master Lease.

            (b) No receipt of money by Sublessor from Sublessee after any default by Sublessee or after the termination of this Sublease or after the service of any notice or after the commencement of any suit or after final judgment for possession of the Subleased Premises shall waive such default or reinstate, continue or extend the Term of this Sublease or affect any such notice or suit, as the case may be.

            (c) No waiver of any default of Sublessee hereunder shall be implied from omission by Sublessor to take any action on account of such default, and no express wavier shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated.

            (d) Subject to Sublessor's timely discharge of its obligations under the Master Lease for which Sublessee is not responsible hereunder, Sublessee agrees to look solely to the Landlord, and not to Sublessor, for the performance of all services and obligations of the Landlord under the Master Lease with respect to the Subleased Premises. At Sublessee's expense and request, Sublessor will take all reasonable actions necessary to enforce the Sublessor's rights as tenant under the Master Lease with respect to the Subleased Premises.

      10. Subordination to Master Lease. Sublessee acknowledges that this Sublease is subject and subordinate to the Master Lease and (except as provided herein as between Sublessor and Sublessee) is subject to all applicable terms and provisions of the Master Lease. In the event any provision of this Sublease conflicts with any applicable provision of the Master Lease incorporated by reference herein, this Sublease shall be controlling as between Sublessor and Sublessee. Notwithstanding anything to the contrary in this Sublease, nothing in this Sublease shall modify the terms of the Master Lease or otherwise modify any rights which Landlord may have under the Master Lease (including without limitation Landlord's right in accordance with the terms of the Master Lease to terminate any party's interest in the Subleased Premises in the event of a default under the Master Lease).

      11. Security Deposit.

            (a) Sublessee has delivered a standby letter of credit issued by Bank of America N.A. in the amount of $104,908.50 ("Letter of Credit") to secure Sublessee's obligations hereunder, a copy of the form of which is attached hereto as Exhibit C. Not later than the first day of the Second Sublease Period, Sublessee shall provide a replacement Letter of Credit in the amount of $157,369.50. Each such Letter of Credit shall be a clean, irrevocable and unconditional standby Letter of Credit issued by (i) Bank of America N.A. or
(ii) another commercial bank, trust company, national banking association or savings and loan association having offices for banking purposes in the City of Englewood, Colorado or a correspondent bank at which the draw on the Letter of Credit may be presented in the City of Englewood, Colorado (the "Issuing Bank") and which (or the parent company of which) shall have outstanding unsecured, uninsured and unguaranteed indebtedness, or shall have issued a letter of credit or other credit facility that constitutes the primary security for any outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then rated, without regard to qualification of such rating by symbols such as "+" or "-" or numerical notation, "Aa" or better by Moody's Investors Service and "AA" or better by Standard & Poor's Corporation, and has combined capital, surplus and undivided profits of not less than $1,000,000,000.00. Any replacement Letter of Credit shall (i) have a term of not less than one year,
(ii) be in form and content satisfactory to Sublessor (and substantially as shown on Exhibit C to this Sublease), (iii) be for the benefit of Sublessor,
(iv) be in the amount then required hereunder, (v) provide for multiple partial draws, and (vi) provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the Term, unless the Issuing Bank sends notice (the "Non-Renewal Notice") to Sublessor by certified mail, return receipt requested, not less than thirty (30) days next preceding the then expiration date of the Letter of Credit that it elects not to have such Letter of Credit renewed.

            (b) If the Issuing Bank elects not to renew such Letter of Credit for the required additional period, then Sublessee shall cause a new Letter of Credit to be issued in replacement thereof from an Issuing Bank at least fifteen
(15) days prior to the expiration date of the existing Letter of Credit; provided, however, that Sublessee shall not permit an existing Letter of Credit to expire until such new Letter of Credit has been issued. Upon receipt of such replacement Letter of Credit, Sublessor shall surrender the Letter of Credit being replaced to Sublessee. If Sublessee fails to provide a replacement Letter of Credit by the date which is fifteen (15) days prior to the expiration date of the existing Letter of Credit, Sublessor shall be entitled to draw the entire amount of the existing Letter of Credit and to hold such proceeds as a cash security deposit in an interest-bearing account pending the receipt of a replacement Letter of Credit.

            (c) If an Event of Default shall have occurred and be continuing with respect to any provision of this Sublease, including but not limited to the provisions relating to the payment of Rent, Sublessor shall be entitled to use or apply funds from any cash security deposit to remedy such default. Should there be no cash security deposit, or should Sublessor reasonably determine that the amount of the cash security deposit would be insufficient to remedy such default, Sublessor shall be entitled to draw upon the existing Letter of Credit (but only in the amount reasonably necessary, together with any cash security deposit, to remedy such default).

            (d) Any balance of a draw on the Letter of Credit remaining after satisfaction of the obligations of Sublessee as to which such Event of Default shall have occurred shall be deposited by Sublessor and retained in an interest-bearing account (it being understood that except as otherwise provided in Section 11(b) above, Sublessor shall draw on the letter of credit only such amounts as are reasonably necessary to remedy a default by Sublessee). If Sublessor applies or retains any part of the cash security or proceeds of the Letter of Credit, as the case may be, Sublessee shall, within five (5) days after written demand therefor, deposit with Sublessor the amount so applied or retained so that Sublessor shall have the full Security Deposit required pursuant to Section 11 on hand at all times during the Term. If Sublessee shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the Letter of Credit, and the balance of any cash security deposit and accrued interest, shall be returned to Sublessee within thirty (30) days after the Expiration Date and Sublessee's surrender of possession of the Premises to Sublessor. Sublessor shall have the right to transfer the Letter of Credit to any transferee of Sublessor's interest in the Master Lease and this Sublease which has assumed Sublessor's obligations thereunder, in accordance with the transfer requirements of the Issuing Bank, and Sublessor shall thereupon be released from all liability for the return of the Letter of Credit.

            (e) Prior to January 1, 2004, if any portion of the security deposit is so used or applied, Sublessee shall, within ten (10) days after demand therefor, increase the amount of the Letter of Credit or deposit cash with Sublessor in an amount sufficient to restore the Security Deposit (e.g., the amount of any cash security deposit plus the remaining balance of the Letter of Credit) to the Required Amount. The "Required Amount" shall be as follows:

            First Sublease Period                              $104,908.50

            Second Sublease Period to September 30, 2003       $157,369.50

            October 1-31, 2003                                 $131,141.25

            November 1-31, 2003                                $104,913.00

            December 1-31, 2003                                $78,684.75

            January 1 - March 31, 2004                         $52,456.50

Sublessee's failure to do so shall be a material breach of this Sublease. Sublessor shall return the Letter of Credit or remit the cash Security Deposit to Sublessee within thirty (30) days of the date this Sublease terminates, less any amounts applied on account of any default by Sublessee hereunder.

      12. Refunds. Provided there exists no Event of Default by Sublessee under this Sublease, Sublessor shall pay to Sublessee any sums which Sublessor receives from the Landlord under the Master Lease with respect to the Subleased Premises during the Term, including, but not limited to, any refunds of or additional rent which have been paid by Sublessee. Payment (less any sums expended by Sublessor for collection thereof) shall be made by Sublessor to Sublessee within ten (10) business days of Sublessor's receipt of any such sum.

      13. Repairs and Maintenance. Notwithstanding anything contained herein to the contrary, in the event that a condition exists in the Subleased Premises that Landlord is obligated to repair under the terms of the Master Lease, or that Sublessor is obligated to repair under the terms of the Master Lease but Sublessee is not obligated to repair under this Sublease, Sublessee shall so advise Sublessor, and Sublessor, in turn, shall promptly advise Landlord thereof. Sublessor shall have no liability to Sublessee for Landlord's failure to make any such repair.

      14. Insurance. Sublessee agrees to comply with all of the insurance requirements and obligations of Sublessor as set forth in the Master Lease with respect to the Subleased Premises, and to name both Sublessor and Landlord as additional insureds on any required insurance policies.

      15. Limitations on Sublessee's Liability.

            (a) Sublessee acknowledges that Sublessor has made no representations or warranties with respect to the Building or the Subleased Premises except as provided in this Sublease and Sublessee accepts the Subleased Premises in AS IS condition.

            (b) Sublessor shall not be required to perform any of the covenants and obligations of the Landlord under the Master Lease with respect to services, maintenance, and all other obligations which by their nature are not capable of performance by Sublessor, and insofar as any of such obligations of the Sublessor hereunder are required to be performed under the Master Lease by the Landlord thereunder, Sublessee shall rely on and look solely to the Landlord for the performance thereof. If the Landlord shall default in the performance of any of its obligations under the Master Lease or breach any provision of the Master Lease pertaining to the Subleased Premises, Sublessee shall have the right, at Sublessee's expense and upon prior notice to Sublessor, and in the name of Sublessor to make any demand or institute any action or proceeding, in accordance with and not contrary to any provision of the Master Lease, against the Landlord under the Master Lease for the enforcement of the Landlord's obligations thereunder. Sublessee shall defend, indemnify and hold Sublessor harmless from and against any suit, action, cost, expense, damage or liability which arises out of or results from or is alleged to arise out of or result from Sublessee's exercise of its rights under this paragraph.

            (c) If the consent or approval of Landlord is required under the Master Lease with respect to any matter relating to the Subleased Premises, Sublessee shall be required first to obtain the consent or approval of Sublessor with respect thereto, which shall not be unreasonably withheld, conditioned or delayed, and, if Sublessor grants such consent or approval, Sublessor shall promptly forward such request for consent or approval to the Landlord, but Sublessor shall not be responsible for obtaining such consent or approval. Sublessor shall have no liability to Sublessee for the failure of Landlord to give its consent.

      16. Consent To Sublease By Landlord. This Sublease shall not become operative until and unless the Landlord has given to Sublessor its consent hereto. Sublessor shall make diligent efforts to obtain Landlord's consent but shall not be responsible for Landlord's failure to consent to this Sublease. Should Landlord not consent to this Sublease within ten (10) business days after the date first set forth above, Sublessor shall return to Sublessee the Letter of Credit and any Rent already paid by Sublessee, whereupon each party shall be released from all obligations with respect hereto and neither party shall have any further rights in law or in equity with respect to this Sublease.

      17. Occupancy of Remaining Space and Subleased Premises during the First Sublease Period.

            (a) Demising Wall. Sublessee shall have the right to construct at Sublessee's cost and expense a demising wall or partition dividing the Subleased Premises from the Remaining Space at the location shown on Exhibit B within one hundred twenty (120) days of the Commencement Date, provided Sublessor obtains Landlord's prior consent thereto in accordance with the Master Lease, which consent Sublessor agrees to diligently pursue if so requested by Sublessee. Sublessor shall cooperate, at no out-of-pocket cost to Sublessor, with Sublessee's efforts to prepare plans and obtain building permits for the demising wall. The demising wall shall (i) be comparable to the existing demising walls of the Leased Premises (and otherwise reasonably acceptable to Sublessor and Sublessee); (ii) not interfere with the HVAC system servicing the Subleased Premises or the portion of the space retained by Sublessor; (iii) be constructed in a good and workmanlike manner in compliance with all applicable laws and regulations, and free from all liens and claims of mechanics or materialmen, and (iv) shall be constructed, if at all, in accordance with the requirements of the Master Lease applicable to alterations. Until the demising wall is completed, Sublessor and Sublessee shall each secure their respective facilities consistent with the terms of this Sublease.

            (b) Main Entrances, Security System. Sublessor shall use the existing rear entrance to the Leased Premises as its sole outside entrance during the First Sublease Period. Sublessee shall use the existing main entrance to the Leased Premises as its main entrance, but shall also have the right to use the existing rear entrance, in common with Sublessee, for access to the Computer Area (defined below) and for emergency purposes only. Sublessee shall have the right to control the existing security system for the Leased Premises and shall manage the security system so as to provide access to Sublessor through the rear entrance at all times (subject to interruption by Landlord pursuant to the Master Lease).

            (c) Computer Cables and Wiring. Sublessor and Sublessee agree that Sublessor previously installed existing above-ceiling cables and wiring (the "Existing Cables and Wiring") which as of the Commencement Date connect computers and other equipment in the Subleased Premises with the computer room in the Remaining Space shown on Exhibit B (the "Computer Area"). Sublessee shall have the exclusive right to disconnect the Existing Cables and Wiring and, subject to the terms of the Master Lease, to use, replace and maintain the Existing Cables and Wiring for Sublessee's own purposes; and in exercising such rights Sublessee shall make reasonable efforts to minimize interference with Sublessor's business operations.

            (d) Conference Room. Sublessee grants Sublessor a non-exclusive license to use the conference room shown on Exhibit B ("Conference Room") during the First Sublease Period, at no additional charge, during Sublessee's normal business hours in accordance with reasonable rules and regulations adopted by Sublessee. Such rules and regulations shall include, without limitation, a reasonable reservation procedure. The Conference Room shall be available to Sublessor during Sublessee's normal business hours upon 24 hours advance written request to

Sublessee in accordance with that procedure provided Sublessee has not reserved the Conference Room for its own use at the time of the receipt of Sublessor's request. Such license shall be irrevocable during the First Sublease Period unless there has occurred a default by Sublessor under this Sublease or the Master Lease, or unless Sublessor has repeatedly failed to comply with the rules and regulations as to use of the Conference Room.

            (e) Signage. Within ten business days after the Commencement Date, Sublessee shall remove Sublessor's sign from the main lobby and restore any damage (other than to the sign itself) caused by such removal, all at the sole cost and expense of Sublessee. Sublessor shall have the right to maintain during the First Sublease Period a small sign at the entrance to the Subleased Premises directing visitors to the rear entrance to the Remaining Space. The size, appearance and location of such sign shall be subject to the prior reasonable approval of Sublessee and Landlord. During the First Sublease Period, both Sublessee and Sublessor shall have the right to be listed on any Building lobby directory to the extent permitted under the Master Lease.

            (f) Furniture.

                  (i) Not later than two business days after Landlord has executed this Sublease to evidence its consent thereto, Sublessor shall sell to Sublessee and Sublessee shall purchase from Sublessor all of the furniture listed on Exhibit D to this Sublease (the "Personal Property"), for a total purchase price of $100,000. Sublessor represents and warrants to Sublessee as of the execution of this Sublease and as of the date of transfer, that Sublessor has good and marketable title to the Personal Property free and clear of all liens, claims, leases and rights of others, that Sublessor has the power and authority to transfer the Personal Property in accordance with this Section, and that the transfer of the Personal Property to Sublessee will not violate any agreement or order by which Sublessor or its assets are bound. Sublessor shall transfer title to the Personal Property by a Bill of Sale which shall include the warranties set forth above. Sublessor shall remove the two television sets in the Conference Room and the television set in the lobby, and restore any damage resulting from such removal, within ten business days after the Commencement Date, and if Sublessor fails to do so, Sublessee shall have the right to do so and offset the costs thereof against any and all amounts due to Sublessor hereunder.

                  (ii) Sublessee grants to Sublessor, effective upon completion of the purchase and sale of the Personal Property, a license to use those items of the Personal Property which are located in the Remaining Space on the date of the execution of this Sublease by Sublessor and Sublessee, without additional charge, in Sublessor's business operations in the Remaining Space during the balance of First Sublease Period. Sublessor shall keep such items in good order and repair, reasonable wear and tear and casualty excepted, and shall surrender the same to Sublessee at the conclusion of the First Sublease Period. Such license shall be irrevocable during the First Sublease Period unless there has occurred a default (after expiration of any applicable period for cure) by Sublessor under this Sublease or the Master Lease.

            (g) Workroom Cabinets. The Parties have agreed that Sublessor may remove wall cabinets from the existing workroom in the Remaining Space and remodel the workroom into a conference room, provided the same is accomplished in accordance with the applicable requirements of the Master Lease and without any requirement to turn the cabinets over to the Landlord at the end of the Master Lease term. If Sublessor elects to remove the cabinets, Sublessor shall, at Sublessee's option, either
(i) allow Sublessee to take possession of the cabinets so removed for Sublessee's use, or (ii) remove and dispose of the cabinets at Sublessor's sole cost and expense.

            (h) Satellite Dish and Other Rooftop Equipment. As between Sublessor and Sublessee, Sublessee shall have the exclusive right to exercise the rights of "Tenant" under Section 9.03(d) of the Master Lease, which relates to rooftop equipment.

      18. Alterations by Sublessee. Notwithstanding anything to the contrary in this Sublease, Sublessee shall have the right to construct modifications to the Subleased Premises which are consistent with the use of the Subleased Premises for general office use, so long as such modifications are approved in advance by Landlord and constructed in accordance with all applicable requirements of the Master Lease.

      19. Assignment and Sublet. Notwithstanding anything to the contrary herein,

            (a) Sublessor agrees that during the First Sublease Period, Sublessor will not assign its interest in the Master Lease, or sublet the Remaining Space.

            (b) Sublessee presently leases other space in the building under a Lease with Landlord dated as of June 28, 2000 (the "Genta Lease"). If Sublessee assigns or sublets the space under the Genta Lease in a transaction which is either approved by Landlord or does not require Landlord's consent under the Genta Lease (a "Permitted Transfer"), then (subject to Landlord's consent if required under the Master Lease) Sublessee shall have the right to assign this Sublease or sublet the Subleased Premises to the transferee at the time of the Permitted Transfer, without the consent of Sublandlord.

      20. Miscellany.

            (a) In the event that any provision of this Sublease is deemed to be invalid or unenforceable for any reason, this Sublease shall be construed as not containing such provision, and the invalidity or unenforceability thereof shall not render any other provision of this Sublease invalid or unenforceable.

            (b) All notices shall be in writing, and delivered by hand or by Federal Express or other nationally recognized overnight delivery service for next business day delivery, postage prepaid, addressed as follows:

             If to Sublessor:

             Expanets, Inc.
             9780 Mt. Pyramid Court, Suite 400
             Englewood, CO 80112
             Attention: Reggie Vegliante

             If to Sublessee:

             Genta, Incorporated
             Two Oak Way Berkeley Heights, New Jersey
             Attention: Chief Financial Officer

             If to Landlord:

             The Connell Company
             1 Connell Drive
             Berkeley Heights, New Jersey 07922
             Attn: President

A notice shall be deemed given, in the case of hand delivery, when delivered or, in the case of mailing by overnight delivery service, on the next business day after being deposited with the delivery service. Either party may, by written notice, change the address to which notices are to be sent. The parties agree to provide each other copies of any notices or demands from Landlord.

            (c) Each party represents and warrants to the other that it has not dealt with any broker in connection with this Sublease, and each agrees to indemnify the other party from and against all claims, liabilities, cost and expense arising out of any claim of any broker claiming to have dealt with the indemnifying party in connection with this Sublease.

            (d) This Sublease may be executed in any number of counterparts, which together shall constitute a single instrument.

            WITNESS the hands and seals of the parties hereto as of the day and year first above written.

                                      SUBLESSOR:


                                      EXPANETS, INC., a Delaware corporation

                                      BY: /s/ [ILLEGIBLE]
                                         ---------------------------------------
                                      Its:  EVP & CEO
                                         ---------------------------------------

                                      SUBLESSEE:

                                      GENTA INCORPORATED, a Delaware
                                      corporation

                                      BY: /s/ [ILLEGIBLE]
                                         ---------------------------------------
                                      Its:  EVP & CEO
                                         ---------------------------------------

                               LANDLORD'S CONSENT

            The Connell Company ("Landlord") executes this Landlord's Consent to confirm its agreement as follows:

            (1) Landlord hereby acknowledges and consents to the Sublease between Expanets Inc. as sublessor and Genta Incorporated ("Genta") as sublessee, to which this Landlord's Consent is attached.

            (2) Landlord shall make reasonable efforts to provide a simultaneous copy of each notice hereafter given by Landlord to Expanets Inc. under the Master Lease, to Genta at the address set forth in the Sublease or such other address as Genta may hereafter provide to Landlord in writing. Notwithstanding the foregoing, Landlord's failure to provide any such notice shall not constitute a default by Landlord, nor shall Landlord be liable for any damage, lost, cost or expense arising out of such failure.

            IN WITNESS WHEREOF, the undersigned has executed this Landlord's Consent this 23rd day of August, 2001.

                                 THE CONNELL COMPANY


                                 By:   /s/ Duane Connell
                                      ----------------------------------------
                                 Its:  Duane Connell, Executive Vice President
                                      ----------------------------------------

                                    EXHIBIT A

                                  Master Lease

                           EXHIBIT A FOLLOWS THIS PAGE

                                   EXHIBIT B

                                   FLOOR PLAN

[BANK OF AMERICA LOGO]

                                   EXHIBIT C

                                                                         PAGE: 1

DATE: AUGUST 17, 2001

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER: 3040012

        BENEFICIARY                                    APPLICANT
EXPANETS, INC.                                 GENTA INCORPORATED
9780 MT. PYRAMID COURT, SUITE 400              TWO OAK WAY
ENGLEWOOD, CO 80112                            BERKELEY HEIGHTS, NJ 07922
ATTN: REGGIE VEGILANTE

                                                       AMOUNT
                                               NOT EXCEEDING USD: 104,908.50
                                               NOT EXCEEDING ONE HUNDRED FOUR
                                               THOUSAND NINE HUNDRED EIGHT AND
                                               50/100'S US DOLLARS

                                                       EXPIRATION
                                               AUGUST 15, 2002 AT OUR COUNTERS

WE HEREBY ESTABLISH THIS IRREVOCABLE LETTER OF CREDIT NO. 3040012 FOR ONE HUNDRED FOUR THOUSAND NINE HUNDRED EIGHT AND 50/100 U.S. DOLLARS (USD$104,908.50), IN YOUR FAVOR AS BENEFICIARY FOR THE ACCOUNT OF GENTA INCORPORATED, TWO OAK WAY, BERKELEY HEIGHTS, NEW JERSEY 07922 ("GENTA"). PLEASE BE ADVISED THAT THIS LETTER OF CREDIT SUPPORTS GENTA'S OBLIGATIONS UNDER THE SUBLEASE AGREEMENT DATED AS OF AUGUST 13, 2001 (AS MAY BE AMENDED FROM TIME TO TIME, THE "SUBLEASE") BETWEEN EXPANETS, INC., AS SUBLESSOR, AND GENTA, AS SUBLESSEE. THIS LETTER OF CREDIT WILL HAVE A STATED EXPIRATION DATE OF AUGUST 15, 2002, SUBJECT TO THE AUTOMATIC EXTENSION AS PROVIDED BELOW.

THE FUNDS UNDER THIS LETTER OF CREDIT ARE AVAILABLE TO BENEFICIARY FROM TIME TO TIME UP TO THE AVAILABLE AMOUNT AS PROVIDED IN THIS LETTER OF CREDIT, LESS ANY DRAWINGS HEREUNDER, AGAINST PRESENTATION OF YOUR DRAFT(S) AT SIGHT DRAWN ON BANK OF AMERICA, N.A. WHEN ACCOMPANIED BY THE FOLLOWING DOCUMENT(S):

BENEFICIARY'S WRITTEN, SIGNED AND DATED STATEMENT, SIGNED BY ONE OF ITS PURPORTED AUTHORIZED SIGNATORIES, READING AS FOLLOWS:

"THE UNDERSIGNED BEING DULY AUTHORIZED TO MAKE THIS STATEMENT DOES HEREBY STATE THAT WE ARE DRAWING USD $_______ UNDER IRREVOCABLE STANDBY LETTER OF CREDIT NO. 3040012 BECAUSE GENTA INCORPORATED IS IN DEFAULT UNDER THE TERMS OF THE SUBLEASE AGREEMENT DATED AS OF AUGUST 13, 2001 BETWEEN EXPANET, INC., AS SUBLESSOR, AND GENTA INCORPORATED, AS SUBLESEE; ANY PERIOD FOR THE CURE OF SUCH DEFAULT UNDER THE SUBLEASE HAVING EXPIRED; AND THE AMOUNT BEING DRAWN REPRESENTS BUT DOES NOT EXCEED THE AMOUNT DUE AND OWING UNDER THE SUBLEASE."

YOU MAY DRAW HEREUNDER FOR THE FULL AVAILABLE AMOUNT, OR FOR LESSER AMOUNTS FROM TIME TO TIME, AS YOU MAY DETERMINE. PARTIAL DRAWINGS ARE PERMITTED.

THE EXPIRATION DATE OF THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE, UNLESS AT LEAST THIRTY (30) DAYS PRIOR TO SUCH DATE THE BENEFICIARY RECEIVES FROM US NOTICE IN WRITING BY REGISTERED MAIL, HAND DELIVERY OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS, THAT WE ELECT NOT TO RENEW THIS LETTER OF CREDIT FOR SUCH ADDITIONAL PERIOD. IF THE EXPIRATION DATE OF THIS LETTER OF CREDIT IS EXTENDED AS PROVIDED ABOVE, THE AMOUNT AVAILABLE UNDER THIS LETTER OF CREDIT DURING SUCH ONE YEAR PERIOD COVERED BY SUCH EXTENSION SHALL EQUAL THE AMOUNT AVAILABLE IMMEDIATELY PRIOR TO SUCH EXTENSION. UPON BENEFICIARY'S RECEIPT OF SUCH NOTICE OF NON-EXTENSION, BENEFICIARY MAY (WITHIN THE THEN APPLICABLE EXPIRATION DATE) DRAW HEREUNDER BY PRESENTATION TO US ON YOUR DRAFT, DRAWN AT

                                    ORIGINAL
                                                           [LOGO] Recycled Paper

                                                                         PAGE: 2

[BANK OF AMERICA LOGO]

                        [LETTERHEAD OF BANK OF AMERICA]

THIS IS AN INTEGRAL PART OF LETTER OF CREDIT NUMBER: 3040012

SIGHT, FOR AN AMOUNT NOT TO EXCEED THE BALANCE REMAINING UNDER THIS LETTER OF CREDIT, ACCOMPANIED BY BENEFICIARY'S WRITTEN, SIGNED AND DATED STATEMENT, SIGNED BY ONE OF ITS PURPORTED AUTHORIZED SIGNATORIES, READING AS FOLLOWS:

"THE UNDERSIGNED BEING DULY AUTHORIZED TO MAKE THIS STATEMENT DOES HEREBY STATE THAT WE ARE DRAWING USD $__________ UNDER IRREVOCABLE STANDBY LETTER OF CREDIT NO. 3040012 BECAUSE HAVE RECEIVED NOTICE FROM BANK OF AMERICA, N.A. OF ITS DECISION NOT TO EXTEND THIS LETTER OF CREDIT NO. 3040012 FOR AN ADDITIONAL YEAR."

THIS LETTER OF CREDIT IS TRANSFERABLE BY EXPANETS, INC. (OR ITS SUCCESSORS BY OPERATION OF LAW) PROVIDED THAT SUCH TRANSFER DOES NOT VIOLATE ANY GOVERNMENTAL RULE, ORDER OR REGULATION APPLICABLE TO BANK OF AMERICA, N.A. AND SUBJECT TO RECEIPT BY BANK OF AMERICA, N.A. OF A TRANSFER REQUEST IN THE FORM ATTACHED HERETO AS EXHIBIT A, ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND AMENDMENTS, IF ANY, COSTS AND EXPENSE OF SUCH TRANSFER SHALL BE FOR THE ACCOUNT OF GENTA INCORPORATED.

ALL CORRESPONDENCE AND ANY DRAWINGS PRESENTED IN CONNECTION WITH THIS LETTER OF CREDIT MUST ONLY BE PRESENTED TO US AT BANK OF AMERICA, N.A., 333 S. BEAUDRY AVE., 19TH FLOOR, LOS ANGELES, CA 90017, MAIL CODE: CA9-703-19-23.

WE HEREBY ENGAGE WITH YOU THAT ALL DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AS INDICATED ABOVE ON OR BEFORE THE EXPIRATION DATE OF AUGUST 15, 2002 OR ANY AUTOMATICALLY EXTENDED EXPIRATION DATE AS PROVIDED HEREIN ABOVE.

THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION) INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500.

IF YOU REQUIRE ANY ASSISTANCE OR HAVE ANY QUESTIONS REGARDING THIS TRANSACTION, PLEASE CALL 213-345-6626.


/s/ Narongson M. Boriboon                 /s/ Lawrence Banales
---------------------------------         ---------------------------------
AUTHORIZED SIGNATURE                      AUTHORIZED SIGNATURE

NARONGSON M. BORIBOON                      LAWRENCE BANALES

                       THIS DOCUMENT CONSISTS OF 2 PAGE(S)

                                    ORIGINAL


                                       17                  [LOGO] Recycled Paper

                                    EXHIBIT D

                                    FURNITURE

Includes all wall hangings and wall mounted easels

RECEPTION AREA: 2 end tables, 2 single chairs, 1 double-seated chair, reception desk, and desk chair.

CAFETERIA: 2 round tables, 1 square table, 10 chairs, 1 garbage cans, refrigerator, dishwasher, microwave, all installed cabinets

SMALL BREAKOUT ROOM: installed cabinets, refrigerator.

MAIN CONFERENCE ROOM: conference table, 16 black leather chairs, 3 credenza's, installed telecommunications & video equipment (except LCD projector and portable easel and televisions (2))

Storage Room:

SMALL CONFERENCE ROOM "B": 6 chairs, table, 1 credenza cabinetry and wall mounted easel.

IT ROOM: 10 tables (some bolted together), 1 desks, 12 chairs (NOTE: Expanets may take 3 tables or desks and 3 chairs)

CONFERENCE ROOM "C": 6 chairs, table and installed cabinetry

WORK ROOM & Closet: All installed cabinetry.

SMALL OFFICES (EXCLUDING TOM WHITES OFFICE): includes desk, desk chair, 2 side chairs, wall mounted easel, overhead cabinets and desk cabinets. TOTAL: 8

Tom Whites Small Office : 1 desk, 1 chair, 2 side chairs

LARGE OFFICES: Includes desk, desk chair, 3 side chairs in two offices & 2 side chairs in 2 offices, coat cabinet, wall mounted easel, overhead and desk cabinets. TOTAL: 4

SMALL CUBICLES: desk, desk chair, overhead cabinet and 2 floor cabinets.
TOTAL: 32

LARGE CUBICLES: desk, desk chair, overhead cabinet, 2 floor cabinets and 1 side chair. TOTAL: 4

FILE CABINETS: 18 black metal 5 drawer cabinets

                  1 small single sided metal cabinet
                  1 small double-sided cabinet

DATE: August 9, 2001


                                       18